UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2021

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

Agreement for Acquisition of Trees Assets

Asset Purchase. On April 18, 2021, General Cannabis Corp (the “Company”), entered into an Agreement and Plan of Reorganization and Liquidation among the Company, Trees Acquisition Corp., a newly-formed indirect wholly-owned subsidiary of the Company (“Trees Acquisition”), and TDM, LLC and Station 2, LLC (“Colorado Sellers”), as well as a separate Agreement and Plan of Reorganization and Liquidation among the Company, Trees Acquisition, and Trees Waterfront, LLC, Trees MLK Inc. and Trees Portland, LLC (“Oregon Sellers” and collectively with the Colorado Sellers, the “Sellers”) (collectively, the “Plans”). Pursuant to the Plans, the Company has agreed to purchase substantially all of the assets of each of the Colorado Sellers and Oregon Sellers (“Assets”). The Assets to be transferred to the Company by each of the Colorado Sellers and Oregon Sellers principally consist of the cannabis business licenses, inventory and intellectual property related to the Sellers’ cannabis dispensaries located in Englewood and Denver, Colorado and Portland, Oregon together with substantially all related assets. The Company is not assuming any liabilities of any of the Sellers. The Plan provides that the transaction qualifies as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code. Closing of the transaction is subject to standard closing conditions, including regulatory approval of the transfer of the cannabis licenses by the applicable Colorado and Oregon cannabis regulatory authorities.

Consideration. The purchase price for the transaction consists of a cash payment of $2 million at closing, and an additional $3 million in cash payable in equal monthly amounts of $125,000 for a period of 24 months from the closing. In the event the Company consummates a capital raise of $5 million or greater during such 24-month period, such monthly payments are increased to $200,000 per month and the payout period decreases to 15 months from the closing, with a one-time ‘catch-up’ payment such that the total additional cash consideration equals $3 million. In addition, at the closing, the Company will issue to the Sellers 38,745,193 shares of the Company’s common stock (“Seller Shares”).

Board Seat; Voting Restrictions. The Company has agreed to appoint a designee of the Sellers to the Company’s Board of Directors (“Board”) following the closing. Further, the Sellers and members thereof have agreed, subject to certain conditions and limitations, to vote the Seller Shares in favor of any nominees for director approved by the Board; and in favor of any other proposals submitted in proxy statements approved by the Board relating to mergers or acquisitions; as well as refrain from engaging in any proxy contests or related activity.

Registration Rights; Lockup; Non-Compete. Subject to the terms of a definitive registration rights agreement to be agreed by the parties, as part of the transaction, the Company has agreed in principal to grant registration rights covering the reoffer of the Seller Shares consisting of a demand right commencing two years after the closing; and piggyback rights commencing one year after the closing. Furthermore, subject to certain exceptions to be contained within the definitive agreement, the parties have agreed that all Seller Shares will be locked up and restricted from resale for a period of one year from the closing; in years two to four after the closing, certain percentages of the Seller Shares shall be eligible for resale; and from the fourth anniversary of the closing onward, all Seller Shares will be eligible for resale and no longer subject to lockup restrictions. In addition, Sellers and their affiliates are subject to a two-year non-competition and non-solicitation covenant prohibiting such parties from engaging in (other than with respect to the Assets), the cultivation, manufacture and sale of marijuana or marijuana-related products, and/or dispensaries in respect thereof.

Employment agreements. As part of the transaction, the Company has agreed to employ Timothy Brown, managing member of the Colorado Sellers, to serve as the Company’s Chief Visionary Officer for a term of two years, subject to earlier termination upon certain conditions. Mr. Brown will receive a base salary of $400,000 per annum, subject to downward adjustment based on a formula relating to sales by Mr. Brown of

Seller Shares owned thereby. The Company has also agreed to employ Trevor Hoffman, managing member of the Oregon Sellers, to serve as the Head of Retail and President of the Retail Dispensary division for a term of two years, with standard one-year auto-renewals. Mr. Hoffman will receive a base salary of $160,000 per annum and be eligible for a bonus of up to 50% of base salary.

The foregoing descriptions of the Plans and all associated exhibits, do not purport to be complete and are qualified in their entirety by reference to the full text of the Plans, copies of which are attached hereto as Exhibit 10.1 and 10.2, and incorporated herein by reference.

Convertible Notes and Warrants Offering

On April 20, 2021, the Company completed an offering with accredited investors (the “Investors”), pursuant to which the Company entered into a Securities Purchase Agreement and issued and sold convertible notes (the “Notes”) with an aggregate principal amount of $2.3 million to such Investors (“Offering”).  The Notes are part of an over-allotment approved by the existing noteholders in connection with the original convertible note offering (and previous over-allotment) of $4.6 million consummated on December 23, 2020 and February 8, 2021 (“Original Offering”), as reported on Current Reports on Form 8-K filed on December 30, 2020 (“December Form 8-K”) and February 10, 2021. Total proceeds from the Offering together with the Original Offering is an aggregate of $6.9 million.

In connection with the Offering, each holder received warrants (the “Warrants”) to purchase shares of the Company’s common stock (“Common Stock”) equal to 20% coverage of the aggregate principal amount at $0.56 per share, except that the warrant coverage to one Investor acting as lead investor in the Offering received approximately 35.5% of the aggregate principal amount invested.

The Notes bear interest at an annual rate of 10% and will mature on April 20, 2024.  The Investors have the option to convert up to 50% of the outstanding unpaid principal and accrued interest of the Notes into Common Stock at a variable price of 80% of the market price but no less than $0.65 per share and no more than $1.00 per share. The Warrants are exercisable at an exercise price of $0.56 per Warrant, subject to adjustment as provided in the Warrants, at any time prior to the earlier of the Maturity Date and an Acquisition (as defined in the Warrants).

The foregoing descriptions of the Notes, Warrants and Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are attached to the December 2020 Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Notes is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Warrants and Notes is incorporated herein by reference. The Warrants, the Notes, and any shares of Common Stock issued upon exercise of the Warrants or the conversion of the Notes, if applicable, will be issued to the Investor in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

XhibitNo
Exhibit No.	Description
10.1	Agreement and Plan of Reorganization and Liquidation dated April 18, 2021 (Colorado)
10.2	Agreement and Plan of Reorganization and Liquidation dated April 18, 2021 (Oregon)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 21, 2021

GENERAL CANNABIS CORP

By:	/s/ Steve Gutterman
Name:	Steve Gutterman
Title:	Chief Executive Officer